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                                                                     Exhibit 2.2


                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


     AMENDMENT NO. 1 dated as of April 6, 1998 between RCN CORPORATION, a Delaware corporation ("RCN"), LME ACQUISITION CORPORATION, a New York corporation (the "Merger Subsidiary"), and LANCIT MEDIA ENTERTAINMENT, LTD., a New York corporation ("Lancit"), to AGREEMENT AND PLAN OF MERGER ("Merger Agreement"), dated as of February 27, 1998, between RCN, Merger Subsidiary and Lancit.


                              W I T N E S S E T H :

         WHEREAS, RCN, Merger Subsidiary and Lancit entered into the Merger Agreement on February 27, 1998; and

         WHEREAS, RCN declared a one for one stock dividend (the "Stock Dividend") on its common stock, par value $1.00 per share, on March 9, 1998 which was paid on April 3, 1998; and

         WHEREAS, the parties hereto wish to amend the Merger Agreement to correctly state the par value per share of the common stock of the Merger Subsidiary and to adjust the formula for calculating the Stock Exchange Ratio (as defined therein) in order to account for the Stock Dividend in accordance with Section 1.05(d) of the Merger Agreement;

         NOW, THEREFORE, the parties hereto hereby amend the Merger Agreement as follows:

         1. The reference to "$.01" as the par value per share of the common stock of the Merger Subsidiary in Section 1.04 shall be deleted and replaced with "$1.00";

         2. The references to "$58" in Section 1.05(a) shall be deleted and replaced with references to "$29";

         3. The references to "$48" in Section 1.05(a) shall be deleted and replaced with references to "$24";

         4. This Amendment shall be in all respects governed by and construed in accordance with the laws of the State of New York;

         5. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument;

         6. Except as expressly amended by this Amendment, the Merger Agreement will remain in full force and effect; and

         7. Capitalized terms used in this Amendment and not otherwise defined herein are used herein as defined in the Merger Agreement.

                                       11
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    LANCIT MEDIA ENTERTAINMENT, LTD.


                                    By:  /s/ Susan L. Solomon
                                         ---------------------------------
                                         Susan L. Solomon
                                         Chairman of the Board and Chief
                                         Executive Officer


                                    RCN CORPORATION


                                    By:  /s/ Paul Sigmund
                                         ---------------------------------
                                         Name:  Paul Sigmund
                                         Title: Executive Vice President


                                    LME ACQUISITION CORPORATION

                                    By:  /s/ Paul Sigmund
                                         ---------------------------------
                                         Name:  Paul Sigmund
                                         Title: Executive Vice President